EXHIBIT 24
FORM OF POWER OF ATTORNEY

     The undersigned, in his capacity as a director or officer, or both, as the case may be, of Shoreline Financial Corporation, does hereby appoint DAN L. SMITH and RONALD L. ZILE, and each of them severally, his attorneys or attorney to execute in his name, place and stead an Annual Report of Shoreline Financial Corporation on Form 10-K for its fiscal year ended December 31, 1993, and any and all amendments thereto, and to file it with the Securities and Exchange Commission.


        Date                                      Signature


March __, 1994                      ____________________________________________




     A power of attorney in substantially similar form to that above has been executed by the following persons:

                           Louis A. Desenberg
                           Merlin Hanson
                           Thomas T. Huff
                           Ronald F. Kinney
                           James E. LeBlanc
                           L. Richard Marzke
                           James F. Murphy
                           Dan L. Smith
                           Robert L. Starks
                           Harry C. Vorys
                           Hyman Warshawsky
                           Ronald L. Zile
                           Wayne R. Koebel